Abrams, Foster, Nole & Williams, PA.
Certified Public Accountants

2 Hamill Road, Suite 241
West Quadrangle
Baltimore, MD 21210-1886
(410) 431-6830 / Fax (410) 433-6871

Member:: American Institute of Certified Public Accountants
and Maryland Association of Certified Public Accountants

September 13, 2007

Dr. David Dalton, President
Univee, Inc.
10 E. Baltimore Street
Baltimore, MD 21202

                                RE:    CONSENT OF INDEPENDENT
                                      REGISTERED PUBLIC ACCOUNTANT FIRM

Dr. Dalton:

We consent to the use of our report dated August 13, 2007, on the consolidated financial statements of Univec, Inc. and subsidiary, for the period ended June 30, 2007 and years ended December 31, 2006 and 2005.

We consent to the incorporation by reference or as an exhibit in any Registration Statement, Form SB-2 Amendment Number 4, or periodic reporting from on EDGAR, such as, but not limited to, Form 10-KSB, or the aforementioned report and to the use of our name as it appears below under the caption of "Experts" in any such Registration Statement or periodic reporting form.

                                Sincerely,

Abrams, Foster, Nole & Williams, P.A.
Certified Public Accountants

/s/  Arnold Williams, CPA
                                Arnold Williams, CPA
                                Managing Director

AW/sm